As filed with the Securities and Exchange Commission on March 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0583166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Vered Caplan

Chief Executive Officer

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 666 Third Avenue New York, NY 10017 Tel: (212) 935-3000	Mark Cohen, Esq. Pearl Cohen Zedek Latzer Baratz LLP 1500 Broadway New York, NY 10036 Tel: (646) 878-0800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [X]

Non-accelerated filter [  ] Smaller reporting company [X]

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	3,200,000 shares	$3.19	$10,208,000	$1,325

(1) This Registration Statement registers (i) 2,200,000 shares of common stock of the Registrant and (ii) 1,000,000 shares of common stock of the Registrant issuable upon the exercise of certain outstanding warrants issued by the Registrant.  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Capital Market on March 17, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2020

PROSPECTUS

3,200,000 Shares of Common Stock

The selling stockholders of Orgenesis Inc.  ("Orgenesis," "we," "us" or the "Company") listed beginning on page 6 of this prospectus may offer and resell under this prospectus (i) up to 2,200,000 shares of our common stock and (ii) up to 1,000,000 shares of our common stock issuable upon exercise of warrants acquired by certain of the selling stockholders under the Purchase Agreement (defined below) (the "Warrants").  The selling stockholders acquired the shares of common stock and the Warrants from us pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), dated January 20, 2020, by and among the Company and the investors listed therein (the "Investors").

We are registering the resale of the shares of common stock covered by this prospectus as required by the Registration Rights Agreement we entered into with the Investors on January 20, 2020.  The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby.  We will not receive any of the proceeds, but we will incur expenses in connection with the offering.  To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices.  The timing and amount of any sale are within the sole discretion of the selling stockholders.  Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares.  For further information regarding the possible methods by which the shares may be distributed, see "Plan of Distribution" beginning on page 8 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol "ORGS." The last reported sale price of our common stock on March 17, 2020 was $3.07per share.

Investing in our common stock is highly speculative and involves a significant degree of risk.  Please consider carefully the specific factors set forth under "Risk Factors" beginning on page 4 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.  You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date.  It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision.  You should also read and consider the information in the documents to which we have referred you under "Where You Can Find Additional Information" and "Information Incorporated by Reference" in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Orgenesis," the "Company," "we," "us" and "our" refer to Orgenesis Inc.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus.  It does not contain all the information you should consider before investing in our securities.  Important information is incorporated by reference into this prospectus.  To understand this offering fully, you should read carefully the entire prospectus, including "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," together with the additional information described under "Information Incorporated by Reference."

Overview

We are a biotechnology company specializing in the development, processing, manufacturing and provision of cell and gene therapies ("CGTs") through point-of-care solutions.  We have historically operated through two independent business platforms: (i) a point-of-care cell therapy ("POC") platform and (ii) a Contract Development and Manufacturing Organization ("CDMO") platform, which provided contract manufacturing and development services for biopharmaceutical companies (the "CDMO Business").  Through the POC platform, our aim is to further the development of CGTs, including Advanced Therapy Medicinal Products ("ATMPs") through collaborations, partnering, joint ventures, and in-licensing with other pre-clinical and clinical-stage biopharmaceutical companies and research and healthcare institutes to bring such ATMPs to patients.  These therapies span a wide range of treatments including, but not limited to, cell-based immunotherapies, therapeutics for metabolic diseases, neurodegenerative diseases and tissue regeneration. We out-license these ATMPs, thus far primarily through joint venture ("JV") agreements, with regional partners including pharmaceutical and biotech companies as well as research institutions and hospitals.  These regional partners have cell therapies in clinical development and are to whom we also provide processing servcies,, manufacturing know-how, assay services, licensing, regulatory assistance, pre-clinical studies, intellectual property services, and co-development services (collectively "POC Development Services") to support their activity in order to reach patients in a point-of-care hospital setting.  Currently, our POC Development Services constitute the entirety of our revenue from the POC platform.  Through the CDMO platform, we had focused on providing contract manufacturing and development services for biopharmaceutical companies. We continue to provide such processing, manufacture,  and  development, services in Israel and South Korea.

On February 2, 2020, we entered into a Stock Purchase Agreement (the "Purchase Agreement") with GPP-II Masthercell LLC ("GPP" and together with the Company, the "Sellers"), Masthercell Global Inc. ("Masthercell") and Catalent Pharma Solutions, Inc. (the "Buyer").  Pursuant to the terms and conditions of the Purchase Agreement, on February 10, 2020, the Sellers sold 100% of the outstanding equity interests of Masthercell to Buyer (the "Masthercell Sale") for an aggregate nominal purchase price of $315 million, subject to customary adjustments.  After accounting for GPP's liquidation preference and equity stake in Masthercell as well as SFPI - FPIM's interest in MaSTherCell S.A., distributions to Masthercell option holders and transaction costs, we received approximately $126.7 million.

Activities in the POC platform include a multitude of cell therapies including, but not limited to, cell-based immunotherapies, therapeutics for metabolic diseases, neurodegenerative diseases and tissue regeneration.  We are establishing and positioning our POC business in order to bring point-of-care therapies to patients in a scalable way through our collaborations, and  JV partners active in autologous cell therapy product development, including facilities in Germany, Austria, Greece, the U.S., Korea, Japan, Singapore, Latin America, the UK, Spain, Israel, Russia and China.  We believe that each of our regional collaborators or  JV partners represents a revenue and growth opportunity upon regulatory approval.  In addition, our trans-differentiation technology, which demonstrates the capacity to induce a shift in the developmental fate of cells from the liver or other tissues and transdifferentiating them into "pancreatic beta cell-like" Autologous Insulin Producing ("AIP") cells for patients with Type 1 Diabetes, acute pancreatitis and other insulin deficient diseases, represents a unique opportunity .  This technology, which has yet to be proven in human clinical trials, has shown in pre-clinical animal models that the human derived AIP cells produce insulin in a glucose-sensitive manner.  This trans-differentiation technology is licensed by Orgenesis Ltd. (the "Israeli Subsidiary") and is based on the work of Professor Sarah Ferber, our Chief Scientific Officer and a researcher at Tel Hashomer Medical Research Infrastructure and Services Ltd. in Israel.  The development plan calls for conducting additional pre-clinical safety and efficacy studies with respect to diabetes and other potential indications prior to initiating human clinical trials.

With respect to this trans-differentiation technology, we own or have exclusive rights to ten (10) United States and eight (8) foreign issued patents, five (5) pending applications in the United States, thirty-three (33) pending applications in foreign jurisdictions, including Europe, Australia, Brazil, Canada, China, Eurasia, Israel, Japan, South Korea, Mexico, and Singapore, and one(1) international Patent Cooperation Treaty patent applications.  These patents and applications relate, among others, to (1) the trans-differentiation of cells (including hepatic cells) to cells having pancreatic β-cell-like phenotype and function and to their use in the treatment of degenerative pancreatic disorders, including diabetes, pancreatic cancer and pancreatitis, and (2) scaffolds, including alginate and sulfated alginate scaffolds, polysaccharides thereof, and scaffolds for use for cell propagation, trans-differentiation, and transplantation in the treatment of autoimmune diseases, including diabetes.

We conduct the activities of our POC platform through our wholly-owned subsidiaries, including Orgenesis Maryland Inc. (the "U.S. Subsidiary"), Orgenesis Belgium SRL (the "Belgian Subsidiary") and Orgenesis Ltd, and Orgenesis Korea ("the Korean Subsidirary).

We believe that, in-order to provide the optimal service to our customers, we need to have a global presence. Our POC platform is focused on providing our POC Development Services toward a goal of allowing us to be able to bring new products to patients faster and in a more cost-effective way. We target the international market as a key priority through our network of facilities that provide development, manufacturing and logistics services, utilizing our advanced quality management system and experienced staff. All of these capabilities offered to third-parties are utilized for our internal development projects, with the goal of allowing us to be able to bring new products to patients faster and in a more cost-effective way.

The CDMO platform was historically operated through (i) majority-owned Masthercell Global (which consisted of the following two subsidiaries: MaSTherCell S.A. in Belgium, and Masthercell U.S., LLC in the United States), and  (ii) wholly-owned Atvio Biotech Ltd. in Israel, and 94.12% owned CureCell Co., Ltd. in South Korea (was renamed Orgenesis Korea). Each of these subsidiaries has unique know-how and expertise for manufacturing in a multitude of cell types.

We operated our POC and CDMO platforms as two separate business segments.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated herein by reference.  You should read these risks before you invest in our securities.  We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc.  Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name.  As a result, we changed our name from "Business Outsourcing Services, Inc." to "Orgenesis Inc."

Our website address is www.orgenesis.com.  The information contained on, or that can be accessed through, our website does not constitute part of this prospectus.  We have included our website address in this prospectus solely as an inactive textual reference.

Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders -	Up to 3,200,000 shares of common stock.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $5.5 million.  We currently intend to use such proceeds, if any, to expand our point-of-care (POCare) cell-therapy platform, as well as for general corporate purposes.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	ORGS

Risk Factors

Investing in our common stock involves a high degree of risk.  See "Risk Factors" beginning on page 4 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our common stock.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of common stock sold to the selling stockholders, as well as the shares of common stock issuable upon exercise of the Warrants, each as described under "The Private Placement" and "Selling Stockholders." When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider and evaluate all of the information contained in this prospectus, the accompanying prospectus and in the documents we incorporate by reference into this prospectus and accompanying prospectus before you decide to purchase our securities.  In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.  Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus or any prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus.  As a result, you could lose all or part of your investment.

THE PRIVATE PLACEMENT

On January 20, 2020, we entered into the "Purchase Agreement" with certain investors (each an "Investor" and, collectively, the "Investors"), including The Phoenix Insurance Company Ltd. and Sphera Global Healthcare Master Fund, pursuant to which we issued and sold, in a private placement (the "Offering"), 2,200,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a purchase price of $4.20 per share (the "Shares") and warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $5.50 per share (the "Warrants"). The Warrants are not exercisable until after six months from the date of issuance and expire three years from the date of issuance.

In connection with the Offering, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors, pursuant to which we are obligated, among other things, to (i) file a registration statement with the U.S. Securities and Exchange Commission (the "SEC") within 60 days following the closing of the Offering for purposes of registering the Shares and the shares of common stock issuable upon exercise of the Warrants for resale by the Investors, (ii) use its reasonable best efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than ninety (90) days after the closing of the Offering (or one hundred and twenty (120) days after the closing of the Offering if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume.  The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, respectively, copies of which are attached as Exhibits 10.1, 10.2 and 4.1, respectively, to the Current Report on Form 8-K dated January 21, 2020, and are incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management's beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management's expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements made in this prospectus include statements about:

Corporate

  our ability to increase revenues;
  our ability to achieve profitability;
  our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;
  our ability to manage the growth of our company;
  our ability to attract and retain key scientific or management personnel and to expand our management team;
  the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing;
  our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry;

POC Business

  our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;
  our ability to develop, through our Israeli Subsidiary, to the clinical stage a new technology to transdifferentiate liver cells into functional insulin-producing cells, thus enabling normal glucose regulated insulin secretion, via cell therapy;
  our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;
  our ability to implement our point-of-care cell therapy ("POC") strategy in order to further develop and advance autologous therapies to reach patients;
  expectations regarding the ability of our U.S. Subsidiary, Israeli Subsidiary and Belgian Subsidiary to obtain additional and maintain existing intellectual property protection for our technologies and therapies;
  our ability to commercialize products in light of the intellectual property rights of others;
  our ability to obtain funding necessary to start and complete such clinical trials;
  our belief that Diabetes Mellitus will be one of the most challenging health problems in the 21st century and will have staggering health, societal and economic impact;
  our belief that our diabetes-related treatment seems to be safer than other options;
  our relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. ("THM") and the risk that THM may cancel the License Agreement;
  expenditures not resulting in commercially successful products;

Sale of Masthercell and the CDMO Business

  our dependence on the financial results of our POC business;
  our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues;
  our ability to effectively utilize the proceeds from the sale of Masthercell;
  potential adverse effects to our POC business resulting from the announcement of the sale of Masthercell;
  the restriction on our ability to engage in the CDMO business outside Israel and Korea pursuant to a non-competition covenant in the Masthercell purchase agreement;
  our obligation to indemnify Catalent Pharma Solutions for certain losses and litigation resulting from breaches of certain representations and warranties set forth in the Purchase Agreement relating to the sale of Masthercell; and
  our ability to meet the continued listing requirements of the Nasdaq Capital Market.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, any of which may cause our Company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company's or its industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled "Risk Factors" or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements.  All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.  We have no plans to update these forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus.  The selling stockholders will receive all of the proceeds from this offering.

Pursuant to conditions set forth in the Warrants, the Warrants are exercisable under certain circumstances on a cashless basis, and should a selling stockholder elect to exercise on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Warrant.  The holders of the Warrants are not obligated to exercise their Warrants, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants or if they will do so for cash or on a cashless basis.  However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $5.5 million.  We currently intend to use such proceeds, if any, to expand our point-of-care (POCare) cell-therapy platform, as well as for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 3,200,000 shares of our common stock and shares of common stock issuable to the selling stockholders upon exercise of the Warrants by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.  The shares of common stock covered hereby were issued by us in the Private Placement.  See "The Private Placement" beginning on page 4 of this prospectus.

The table below sets forth information as of March 9, 2020, to our knowledge, for the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders.  The second column lists the number of shares of common stock and percentage beneficially owned by the selling stockholders as of March 9, 2020.  The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part.  The selling stockholders may sell or otherwise dispose of some, all or none of their shares.  Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days of March 9, 2020.  The percentage of beneficial ownership for the selling stockholders is based on 18,361,050 shares of our common stock outstanding as of March 9, 2020 and the number of shares of our common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 9, 2020 beneficially owned by the applicable selling stockholder.  Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years.  Our knowledge is based on information provided by the selling stockholders in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness of such registration statement, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares owned prior to the closing of the Offer			Number of Shares of Common Stock Being Offered	Shares of Common Stock to Be Beneficially Owned Upon Completion of this Offering
Selling Shareholder	Number		%(1)		Number	%

The Phoenix Insurance Company Ltd.	377,283	(2)	2.04%	313,283	64,000	0.35%

Shutfut-Menayot Chul-Haphoenix Amitim	1,253,132	(3)	6.68%	1,253,132	-	-

Sphera Global Healthcare Master Fund	1,213,971	(4)	6.48%	1,213,971	-	-

Sphera Biotech Master Fund L.P.	352,443	(5)	1.91%	352,443	-	-

Idea LP.	67,171	(6)	0.11%	67,171	-	-

*Less than one percent

(1) Based on a denominator equal to the sum of (i) 18,361,050 shares of our common stock outstanding on March 9, 2020 and (ii) the number of shares of our common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 9, 2020 beneficially owned by the applicable selling stockholder.

(2) Consists of (i) 279,382 shares of common stock held by The Phoenix Insurance Company Ltd. and (ii) 97,901 shares of common stock issuable upon exercise of the Warrants held by The Phoenix Insurance Company Ltd. The Phoenix Holdings Ltd. is the parent of The Phoenix Insurance Company Ltd. and may be deemed to beneficially own the 279,382 shares of common stock and 97,901 shares of common stock issuable upon the exercise of the Warrants held by The Phoenix Insurance Company Ltd. that are beneficially owned by The Phoenix Insurance Company Ltd. The Phoenix Holdings Ltd. may be deemed to share voting and investment power over the shares held by The Phoenix Insurance Company Ltd. and disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The address of The Phoenix Insurance Company Ltd. is 53 Derech Hashalom Street, Givatayim, Israel.

(3) Consists of (i) 861,528 shares of common stock held by Shutfut-Menayot Chul-Haphoenix Amitim ("Shutfut-Menayot") and (ii) 391,604 shares of common stock issuable upon exercise of the Warrants held by Shutfut-Menayot. The Phoenix Holdings Ltd. is the parent of Shutfut-Menayot and may be deemed to beneficially own the 861,528 shares of common stock and 391,604 shares of common stock issuable upon the exercise of the Warrants held by Shutfut-Menayot that are beneficially owned by Shutfut-Menayot. The Phoenix Holdings Ltd. may be deemed to share voting and investment power over the shares held by Shutfut-Menayot and disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The address of Shutfut-Menayot is 53 Derech Hashalom Street, Givatayim, Israel.

(4) Consists of (i) 834,605 shares of common stock held by Sphera Global Healthcare Master Fund and (ii) 379,366 shares of common stock issuable upon exercise of the Warrants held by Sphera Global Healthcare Master Fund. Each of (i) Sphera Global Healthcare Management LP as the investment manager of Sphera Global Healthcare Master Fund, (ii) Sphera Global Healthcare GP Ltd ("SGH") as the manager of Sphera Global Healthcare Management LP, (iii) Sphera Fund Management Ltd as a controlling entity of SGH, and (iv) Moshe Arkin as a controlling person of SGH, may be deemed to beneficially own the 834,605 shares of common stock and 379,366 shares of common stock issuable upon the exercise of the Warrants held by Sphera Global Healthcare Master Fund that are beneficially owned by Sphera Global Healthcare Master Fund. Each of Sphera Global Healthcare Management LP, SGH, Sphera Fund Management Ltd and Moshe Arkin may be deemed to share voting and investment power over the shares held by Sphera Global Healthcare Master Fund and disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The address of Sphera Global Healthcare Master Fund is 21 Ha'arba'ah Street, Tel Aviv, Israel.

(5) Consists of (i) 242,305 shares of common stock held by Sphera Biotech Master Fund L.P. and (ii) 110,138 shares of common stock issuable upon exercise of the Warrants held by Sphera Biotech Master Fund L.P. Each of (i) Sphera Global Healthcare Management LP as the investment manager of Sphera Biotech Master Fund L.P., (ii) Sphera Global Healthcare GP Ltd ("SGH") as the manager of Sphera Global Healthcare Management LP, (iii) Sphera Fund Management Ltd as a controlling entity of SGH, and (iv) Moshe Arkin as a controlling person of SGH, may be deemed to beneficially own the 242,305 shares of common stock and 110,138 shares of common stock issuable upon the exercise of the Warrants held by Sphera Biotech Master Fund L.P. that are beneficially owned by Sphera Biotech Master Fund L.P. Each of Sphera Global Healthcare Management LP, SGH, Sphera Fund Management Ltd and Moshe Arkin may be deemed to share voting and investment power over the shares held by Sphera Biotech Master Fund L.P. and disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The address of Sphera Biotech Master Fund L.P. is 21 Ha'arba'ah Street, Tel Aviv, Israel.

(6) Consists of (i) 46,180 shares of common stock held by Idea LP and (ii) 20,991 shares of common stock issuable upon exercise of the Warrants held by Idea LP. Each of Arkin Hedge Fund GP Ltd, as the general partner of Idea LP, and Moshe Arkin, as the sole director of Arkin Hedge Fund GP Ltd, may be deemed to beneficially own the 46,180 shares of common stock and 20,991 shares of common stock issuable upon the exercise of the Warrants held by Idea LP that are beneficially owned by Idea LP. Each of Arkin Hedge Fund GP Ltd and Moshe Arkin may be deemed to share voting and investment power over the shares held by Idea LP and disclaims beneficial ownership of such shares except to the extent of its or his pecuniary interest therein. The address of Idea LP is 6 Hachoshlim Street, Herzliya, Israel.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.  Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus is a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters.  The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.  The address of the SEC's website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of common stock covered hereby.  As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement.  You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above.  You may also access our filings with the SEC on our website, which is located at http://www.orgenesis.com/.  The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K):

  our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020;

  our current reports on Form 8-K filed with the SEC on January 13, 2020, January 22, 2020, February 3, 2020 and February 14, 2020 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K); and

  the description of our common stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents.  You may request a copy of such documents, which will be provided to you at no cost, by writing or telephoning us at the following address or telephone number: Orgenesis Inc., Attention: Corporate Secretary, 20271 Goldenrod Lane, Germantown MD 20876 or call (480) 659-6404.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement.  All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$1,325.00
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$5,000.00
Total	$21,325.00

Item 15.  Indemnification of Directors and Officers.

Nevada Revised Statutes provide that:

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Item 16.  Exhibits and financial statement schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on March 18, 2020.

ORGENESIS INC.

By:  /s/ Vered Caplan

Vered Caplan

Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vered Caplan and Neil Reithinger, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vered Caplan Vered Caplan	Chief Executive Officer and Director (principal executive officer)	March 18, 2020

/s/ Neil Reithinger Neil Reithinger	Controller (principal financial officer and principal accounting officer)	March 18, 2020

/s/ David Sidransky David Sidransky	Director	March 18, 2020

/s/ Guy Yachin Guy Yachin	Director	March 18, 2020

/s/ Ashish Nanda Ashish Nanda	Director	March 18, 2020

/s/ Yaron Adler Yaron Adler	Director	March 18, 2020

/s/ Mario Philips Mario Philips	Director	March 18, 2020

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Securities Purchase Agreement, dated January 20, 2020, by and among the Company and the Investors (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

10.2	Registration Rights Agreement, dated January 20, 2020, by and among the Company and the Investors (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on January 22, 2020)

23.1*	Consent of Kesselman & Kesselman

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature page of this registration statement)

* Filed herewith.